Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 2-96238, 2-96239, 2-96240, 33-10779, 33-26161, 33-27406, 33-27897, 33-27898, 33-51823, 333-70081, 333-76248 and 333-111853 of Russ Berrie and Company, Inc. on Form S-8 of our report on Kids Line LLC and Subsidiary’s financial statements for the year ended December 31, 2003, dated February 20, 2004 except for the last two paragraphs of Note 7, as to which the date is February 28, 2005, appearing in this Form 8-K/A dated March 3, 2005.

/s/ McGladrey & Pullen, LLP
Pasadena, California
March 3, 2005